                                                                   EXHIBIT 10.13
                            CLINICAL TRIAL AGREEMENT

        This Clinical Trial Agreement (the "Agreement") is made as of the 7th day of January, 2000 (the "Effective Date" by and between Northwest Biotherapeutics, Inc., a Delaware corporation (the "Sponsor"), and THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, on behalf of its Los Angeles campus, a California corporation (hereinafter the "Institution").


                                    RECITALS

        The Sponsor desires to test its therapy of autologous recombinant prostate specific membrane antigen loaded dendritic cells (the "Product") for metastatic, hormone refractory prostate cancer in a clinical setting. The Institution seeks the advancement of health care through research and clinical investigation, and as such is willing to permit testing of the Product in accordance with the terms of this Agreement.

AGREEMENT

        In consideration of the foregoing and of the mutual promises contained in this Agreement, the parties agree as follows:

        1. STATEMENT OF WORK. The Institution agrees to conduct a clinical study (the "Study") of the Product in accordance with study protocol no. DC1-HRPC attached hereto as Exhibit A (the "Protocol"). In the event of any conflict between the Protocol and the provisions of this Agreement, the provisions of this Agreement shall govern.

        2. PRINCIPAL INVESTIGATOR. The Study will be conducted under the direct supervision of Arie Belldegrun, M.D. (hereinafter the "Principal Investigator") with the participation of other Institution clinical and research personnel. The Institution agrees to conduct the Study in strict accordance with the Protocol and all applicable federal, state, and local laws and regulations. If Principal Investigator becomes permanently unavailable, for any reason, and a successor acceptable to both the institution and Sponsor is not available, this Agreement may be terminated pursuant to Article 17.

        3. IRB APPROVAL. The Institution's obligations to conduct the Study are expressly conditional upon the approval of its Investigational Review Board, which the parties and the Principal Investigator will cooperate to obtain.

        4. REPORTS AND CONFERENCES.

           A. The Principal Investigator, or his designate, will make informal verbal reports to the Sponsor (or the Sponsor's representatives) at least monthly, and will meet with the Sponsor's representatives upon reasonable request at the Institution's facilities to discuss the progress of the Study. A final written report shall be submitted to the Sponsor within ninety (90) days after completion of, or any premature termination of, the Study and, if requested, the Principal Investigator shall assist the Sponsor in interpreting such report. All clinical data as embodied in the case report forms and questionnaires, other records and reports required to be submitted under the Protocol will be promptly provided to the, Sponsor (or the Sponsor's representative), and shall be freely usable by the Sponsor consistent with good business judgment. Sponsor shall be provided access to source data and records relating to the Study during normal business hours and at mutually agreeable times, and, if necessary, may copy same in such a manner that the privacy of the Study patients is protected, including redacting the name, address and other individual identifiers prior to copying.

           B. The Principal Investigator and the Institution agree to notify the Sponsor within twenty-four (24) hours after learning of any serious and/or unexpected adverse Product reaction affecting any patient in the Study. The Principal Investigator and the Institution further agree to follow up such notification of adverse Product reaction with appropriate reports in compliance with the Protocol and all applicable legal and regulatory requirements.

           C. The Principal Investigator and the Institution agrees to notify the Sponsor within seventy-two (72) hours in the event that the FDA or any other regulatory authority notifies the Institution of a pending inspection/audit. In addition, the Principal Investigator and the Institution will forward to the Sponsor any written communication related to the use of the Sponsor's Product received as a result of the inspection/audit within seventy-two (72) hours of receipt of such communication and agrees to allow the Sponsor to assist in responding to any citations. Such responses shall be made within three (3) weeks of issuance of any citations or within any earlier deadline set by the issuing regulatory authority. The Principal Investigator and the Institution shall also provide to the Sponsor copies of any documents provided to any inspector or auditor. In the event of the FDA or other regulatory authority requests or requires any action to be taken to address any citations, the Principal Investigator and the Institution agree, following consultation with the Sponsor, to take such action as necessary to address such citations, and agree to cooperate with the Sponsor with respect to any such citation and/or action taken.

        5. PAYMENTS. The Sponsor will pay to the Institution, as the Institution's total compensation under this Agreement, the amounts and in accordance with the schedule set forth in Exhibit B attached hereto.

        6. PUBLICITY. Neither party shall use the name of the other party, including any trademark, trade name, or any contraction, abbreviation, simulation, or adaptation thereof of the other party, or the name of the party's employees, in any publicity, advertising or news release without the prior written approval of an authorized officer of the other party.

        7. INSTITUTION NAME. California Education Code section 92000 prohibits use of the Institution's name to suggest that the Institution endorses a product or service. The Sponsor will not use the Institution's names, including "UCLA", without prior written approval, except to identify the Institution as the Study site or when required to do so by law.

        8. CONFIDENTIAL INFORMATION. During the performance of the Study and during the term of this Agreement, the Institution may receive confidential or trade secret information, including information concerning the Sponsor's present and future business, marketing plans, regulatory submissions, product lines, product plans, date testing and research techniques, inventions, processes, practices, trade secrets, and like information (collectively, "Confidential Information") from the Sponsor. The Institution agrees to hold in confidence all such Confidential Information and not to disclose or make such Confidential Information available to any third parties without the Sponsor's written permission, for a period of five (5) years from the termination of this Agreement. This obligation will apply only to information which the Sponsor has designated in writing or orally as "confidential" and will not apply to any such information which:

           (i) was known to the Institution prior to its receipt from the Sponsor, as evidenced by written documentation.

           (ii) was or becomes a matter of public information or publicly available through no fault on the part of the Institution;

           (iii) which to the best of Institution's knowledge is acquired from a third party entitled to disclose the information to the Institution; or

           (iv) was developed independently by the Institution, as evidenced by written documentation;

           (v) is required to be disclosed by law.

        9. PUBLICATION RIGHTS. The Sponsor acknowledges that the Institution is dedicated to free scholarly exchange and to public dissemination of the results of their scholarly activities. The Principal Investigator and the Institution shall retain the right to publish research results in pursuit of educational and scientific purposes. However, the Institution expressly agrees that prior to submission for publication of any manuscript or presentation of any poster, presentation, abstract or other written or oral material that describes the results of the Study, Institution and/or Principal Investigator shall provide Sponsor sixty (60) days to review any such manuscript or presentation. Such publications and presentations shall not divulge any of the Sponsor's Confidential Information without prior written approval of the Sponsor, and the Institution shall promptly remove any Confidential Information identified and requested by the Sponsor. If requested by the Sponsor, the Principal Investigator and the Institution shall delay the submission of any publication or presentation up to sixty (60) days from the date of the Sponsor's request for such a' delay to permit the preparation and filing of related patent applications. In addition, the Sponsor shall have the right to require that any publication or presentation concerning the work performed hereunder acknowledge the Sponsor's support.

        10. INVENTIONS. The Sponsor and the Institution do not expect that inventions will be conceived or reduced to practice during the Study. However, in the event that inventions are conceived and reduced to practice during the Study, the Institution agrees that all patentable and unpatentable inventions, discoveries, and improvements, (a) directly related to the Company's Product or Confidential Information and (b) conceived, and reduced to practice during performance of the Study shall be the solo property of the Sponsor. The Institution agrees that all such inventions, and discoveries will promptly be disclosed to the Sponsor and will assure and obtain the assistance of the Principal Investigator in making application for Letters of Patent in any country in the world at the Sponsor's request and expense. The Institution agrees to assist in prosecuting such patent applications, including executing or obtaining the execution of all papers necessary to transfer to the Sponsor all of Institution's right, title and interest in such inventions, and discoveries and all applications patent and letters patent. The obligation to disclose, assist and execute shall survive the expiration or termination of this Agreement. The Sponsor shall reimburse the Institution for any reasonable and necessary expenses actually incurred in the course of such assistance. In no event shall the Institution obtain or acquire any rights of any kind with respect to the Product or the Sponsor's Confidential Information, or any other materials or information provided by the Sponsor in connection with the Study.

        11. INDEMNIFICATION BY SPONSOR. The Sponsor will indemnify, hold harmless and defend the institution, and its trustees, directors, officers, employees, physicians and agents, including the Principal Investigator (collectively the "Indemnitees" against all actions, suits, claims, demands and prosecutions (hereinafter a "Claim") that may be brought or instituted, and all judgments, damages, liabilities, costs and expenses resulting therefrom, arising out of the performance of the Study, but only to the extent that any such Claim is not caused by or the result of: (a) any negligence or willful act or omission of any Indemnitees; or (b) failure to adhere to the terms of the protocol provided by the Sponsor hereunder. The Sponsor's indemnification obligations under this Section 11 only arise if: (1) the Institution notifies the Sponsor promptly after Institution's receipt of written notice of any Claim-, (ii) the Institution permits the Sponsor control the defense and settlement, at the Sponsor's expense, of any such Claim; (iii) the Institution and Principal Investigator fully cooperate with the Sponsor in the defense of any such claim, and (iv) the Institution does not settle any such Claim without the prior written approval and consent of the Sponsor. The Sponsor will not settle any claim which admits the fault of Institution without prior written approval of Institution, which shall not be unreasonably withheld. Institution's policy requires that research subjects be provided any and all medical treatment reasonably necessary for any injury sustained as direct result of participation in the Study. Sponsor agrees that it will reimburse Institution for the reasonable costs it incurs in providing reasonably necessary medical treatment to research subjects who are injured as a direct result of participation in the Study conducted in accordance with the Protocol. Sponsor will not be responsible for any injuries that are the result of negligence or misconduct of any agent or employee of Institution.

        12. INDEMNIFICATION BY INSTITUTION. The Institution will indemnify, hold harmless and defend the Sponsor, and its directors, officers, employees, and agents, (collectively the "Indemnitees") against all actions, suits, claims, demands and prosecutions (hereinafter a "Claim") that may be brought or instituted, and all judgments, damages, liabilities, costs and expenses resulting therefrom, arising out of any negligence or willful act or omission of the Institution, or its trustees, directors, officers, employees physicians and agents, including the Principal Investigator. The Institution's indemnification obligations under this Section 12 only arise if the Sponsor: (i) notifies the Institution promptly after Sponsors receipt of written notice of any Claim; (ii) permits the Institution control the defense and settlement, at the Institution's expense, of any such Claim; and (iii) does not settle any such Claim without the prior written approval and consent of the Institution. Institution will not settle any claim which admits the fault of Sponsor without the prior written approval of Sponsor, which shall not be unreasonably withheld.

        13. LIABILITY INSURANCE. The Sponsor will maintain during the term of this Agreement liability insurance with minimum limits of not less than $1,000,000. As soon as practicable upon execution of this Agreement, the Sponsor will deposit with the Institution certificates of insurance evidencing this coverage. Such coverage may not be changed or terminated except upon at least thirty (30) days prior written notice to the Institution. In addition, the Sponsor will at all times comply with all statutory workers' compensation and employers' liability requirements covering its employees with respect to Activities performed under this Agreement. Sponsor is to maintain Liability Insurance in the following amounts:

        General Liability:

               Comprehensive or Commercial Form (Minimum Limits)

               (1)   Each Occurrence                      $  500,000

               (2)   Products/Completed Operations
                     Aggregate                            $5,000,000

               (3)   Personal and Advertising Injury      $1,000,000

               (4)   General Aggregate*                   $5,000,000
               *(not applicable to comprehensive form)


               14. RELATIONSHIP OF THE PARTIES. The Institution shall be deemed to be an independent contractor for all purposes and for all services to be provided under this Agreement, and neither the agent nor the employee of the Sponsor. The Institution shall have no authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding upon the Sponsor, ex get as expressly provided for in this Agreement or authorized in writing by the Sponsor.

        15. REPRESENTATIONS OF INSTITUTION. The Institution represents that the covenants set forth in this Agreement shall apply to and am binding on any individual employed to perform the Study under this Agreement.

        16. WARRANTIES; LIMITATION OF LIABILITY. Without limiting Sponsor's obligations under Articles 11, SPONSOR DOES HEREBY DISCLAIM ANY AND ALL REPRESENTATION AND WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESSED OR IMPLIED. WITH RESPECT TO THE PRODUCT, INCLUDING WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY OF QUALITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, OR THAT THE USE OF THE PRODUCT FOR PURPOSES OTHER THAN SPECIFIED IN THIS AGREEMENT WILL NOT INFRINGE THE RIGHTS, PATENT OR OTHERWISE, OF ANY THIRD PARTY.

        17. TERM. This Agreement shall be effective from the Effective Date of this Agreement and shall expire thirty (30) days after receipt by Sponsor of the final summary of work accomplished during the Study. This Agreement may be terminated by the Sponsor upon thirty (30) days' written notice. Performance under this Agreement may be terminated upon sixty (60) days' written notice by the Institution. If the Study should terminate prior to its completion, Institution shall be paid for work performed to date in accordance with the Protocol and for any reasonable uncancellable obligations incurred in accordance with the Protocol prior to the termination date.

        18. RETURN OF PRODUCT. Upon termination of this Agreement the Institution will return to the Sponsor all non-disposable Product, devices and materials, as well as all copies of drawings, specifications, manuals and other printed or reproduced material (including information stored on machine-readable media) provided by the Sponsor to the Institution or the Principal Investigator. The Sponsor may, at the Sponsor's option, request that such Product, devices, and materials be destroyed

        19. MISCELLANEOUS.

            (a) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 18(a) shall be binding upon the parties and their respective successors and assigns.

            (b) NOTICE. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or five (5) days after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

INSTITUTION:                                      SPONSOR:
University of California                          Northwest Biotherapeutics, Inc.
Office of Sponsored Research                      2203 Airport Way S., Suite 200
10945 Le Conte Avenue, Suite 1401                 Seattle, WA 98134
Los Angeles, CA 90095-1406
ATTENTION: Carli V. Rogers                        ATTENTION: Daniel 0. Wilds
           Industry Contract Officer                         President and CFO

If by FAX: (310) 206-3619                         If by FAX: (425) 608-3026
    If by express mail: same address as above     If by express mail: same address as above

(c) ASSIGNMENT. The Institution agrees not to assign any of its rights or obligations under this Agreement to any other party without first obtaining the Sponsor's written approval. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            (d) GOVERNING LAW; JURISDICTION. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

            (e) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted a if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

            (f) FORCE MAJEURE. Performance of this Agreement by each party shall be pursued with reasonable due diligence in all requirements hereof; however, neither party shall be liable to the other for any loss or damages for delay or for nonperformance due to causes not reasonably within its control. The party affected shall promptly notify the other in writing of the nature cause, date of commencement thereof, the anticipated extent of such delay.

            (g) ENTIRE AGREEMENT. This Agreement is the product of both of the parties hereto, and constitutes the entire agreement between such parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

        The parties hereto have caused this Agreement to be executed on their behalf by their duly authorized representatives to be effective on the year and date first above written.



                                               NORTHWEST BIOTHERAPEUTICS, INC.


                                               By:      /s/ Daniel O. Wilds
                                                    ----------------------------

                                               Name:  Daniel O. Wilds

                                               Title:  President & C.E.O.
                                                       ------------------

                                               Date:  December 29, 1999
                                                      -----------------

                                               THE REGENTS OF THE UNIVERSITY OF
                                               CALIFORNIA


                                               By:      /s/ Carli V. Rogers
                                                    ----------------------------

                                               Name: Carli V. Rogers

                                               Title:  Industry Contract Officer

                                               Date:  January 19, 2000

Read and acknowledged:


          /s/ Arie Belldegrun                                  1/18/00
---------------------------------------            ----------------------------
Arie Belldegrun, M.D.                              Date
PRINCIPAL INVESTIGATOR

                                    EXHIBIT A

           NORTHWEST BIOTHERAPEUTICS INC. STUDY PROTOCOL NO. DC1-HRPC

                                    EXHIBIT B

                                PAYMENT SCHEDULE


The Sponsor will pay to the Institution a total of sixteen thousand two hundred two and 50/00 dollars ($16,202.50) based on the attached budget itemization for each patient who completes the Protocol and for whom the Sponsor receives and approves all reports required by the Protocol (the "Cost per Patient") up to a maximum of thirty (30) patients. The Sponsor will make an initial payment of twenty thousand and 00/00 dollars ($20,000,00), equal to five hundred forty and 00/00 dollars ($540.00) per patient (the "Initial Payment") within thirty (30) days of the execution of this Agreement. The Initial Payment will be credited toward the first twenty-five percent (25%) [per patient amount] of the Cost per Patient(s) that becomes due and payable by the Sponsor. The Initial Payment will be refunded to the Sponsor to the extent, if any, by which the Initial Payment exceeds the total Cost per Patient which becomes due. The Cost per Patient will become due as follows:

        -   [25%] when the patient is registered

        - [55%] when the completed Case Report for that patient is delivered to and accepted by the Company for the primary study endpoint; and

        - [20%] when the patient has completed the followup period specified in the Protocol.

The amount payable by the Sponsor will be pro-rated for any patient who fails to complete the Protocol. IN ALL CASES, PATIENT EXPENSES ELIGIBLE FOR THIRD-PARTY REIMBURSEMENT ARE THE RESPONSIBILITY OF THE INSTITUTION AND WILL NOT BE CHARGED TO THE SPONSOR. SPONSOR UNDERSTANDS THAT COSTS OF RESEARCH PROCEDURES DONE IN ACCORDANCE WITH THE PROTOCOL WILL NOT BE BILLED TO A PATIENT'S INSURANCE COMPANY.

The Sponsor will withhold the final five hundred and 00/00 dollars ($500.00) of the total Cost per Patient(s) until all Case Reports and the Clinical Trial summary report have been delivered to and accepted by the Company, and both the Company and the Institution's IRB have been notified that the Clinical Trial has been completed.

The Institution will invoice Sponsor on a calendar monthly basis for expenses for work under this Agreement. Except for the Initial Payment; the Sponsor will not be obligated to make any payments until an invoice has been received. All amounts due will be payable within thirty (30) days of receipt.

Checks Payable to THE REGENTS OF THE UNIVERSITY OF CALIFORNIA and mailed to:

UCLA Remittance Center
10920 Wilshire Boulevard, Suite 107
Los Angeles, California 90024-6503
Reference:
Protocol number: DC1 -HRPC
UCLA Project number 023496
Tax ID: 95-6006143

        PROTOCOL TITLE  :  PHASE I CLINICAL TRIAL OF RECOMBINANT PROSTATE SPECIFIC
                           MEMBRANE ANTIGEN (rPSMA) - LOADED MATURE AUTOLOGOUS
                           DENDRITIC CELLS (CaPVax) FOR THE TREATMENT OF METASTATIC
                           HORMONE REFRACTORY PROSTATE CANCER.

PRINCIPAL INVESTIGATOR  :  ARLE BELLDEGRUN, M.D., DEPARTMENT OF UROLOGY, UCLA SCHOOL
                           OF MEDICINE

            PROTOCOL #  :  DC1-HRPC

               SPONSOR  :  NORTHWEST BIOTHERAPEUTICS, INC.


                                                                BUDGET ITEMIZATION

--------------------------------------------------------------------------------------------------------------------------------
                                                                                             -B-
                                                                              -A-          CLINICAL       -C-            -A + O
                         PROFESSIONAL SERVICES                             FIXED COST        COST     CLINICAL COSTS  TOTAL STUDY
                                                                            (1 YEAR)       (PER PT.)  (X30 PATIENTS)     COST
--------------------------------------------------------------------------------------------------------------------------------
Pharmacy
     PRN Medication(1)
--------------------------------------------------------------------------------------------------------------------------------
IRB                                                                         2,000.00
--------------------------------------------------------------------------------------------------------------------------------
Radiation Safety Administrative Service Fee(2)                                100.00
--------------------------------------------------------------------------------------------------------------------------------
Clinical Research Center (CRC)
     Skin Tests NW Biotherapeutics Provides Antigens                                          400.00     12,000.00
     I.D. Injection of DCs and 2 hours of observation                                         600.00     18,000.00
--------------------------------------------------------------------------------------------------------------------------------
Clark Urology Clinic
     Room Charge                                                                              400.00     12,000.00
     Blood for Immune Monitoring, 100 ml each                                                 125.00      3,750.00
     Shipment costs (x 8)(3)
--------------------------------------------------------------------------------------------------------------------------------
Clinical Laboratory tests
     Testosterone, total @ wk 14                                                               40.00      1,200.00
     CBC/Differential/Platelet(4)                                                             120.00      3,600.00
     Chemistry Panel Chem 22(4)                                                               180.00      5,400.00
     PAP(4)                                                                                   105.00      3,150.00
     PSA(4)                                                                                   120.00      3,600.00
     ANA                                                                                      140.00      4,200.00
     Erythrocytic Sedimentation Rate                                                           60.00      1,800.00
     Urinalysis(4)                                                                             20.00        600.00
     Virology                                                                                 125.00      3,750.00
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                                             -B-
                                                                              -A-          CLINICAL       -C-            -A + O
                         PROFESSIONAL SERVICES                             FIXED COST        COST     CLINICAL COSTS  TOTAL STUDY
                                                                            (1 YEAR)       (PER PT.)  (X30 PATIENTS)     COST
--------------------------------------------------------------------------------------------------------------------------------
Radiology
     Chest X-Ray ($125.00 @ week 26)                                                          125.00      3,750.00
     Bone Scan ($1,000.00 @ week 26)                                                        1,000.00     30,000.00
     CT Scan abdomen/pelvis ($2,000.00 @ week 26)                                           2,000.00     60,000.00
--------------------------------------------------------------------------------------------------------------------------------
Procedures
     Leukapheresis; includes supplies(5)                                                    1,200.00     36,000.00
          Femoral Catheter Insertion, to include procedure and supplies(6)
          Specimen processing and shipping(3)
     EKG                                                                                      125.00      3,750.00
--------------------------------------------------------------------------------------------------------------------------------
Miscellaneous                                                               1,000.00
     Advertising; done only after IRB approval
--------------------------------------------------------------------------------------------------------------------------------
Principal Investigator                                                                      1,500.00     45,000.00
--------------------------------------------------------------------------------------------------------------------------------
Clinical Research Nurse Coordinator                                                         2,000.00     60,000.00
--------------------------------------------------------------------------------------------------------------------------------
Data Manager                                                                                2,000.00     60,000.00
--------------------------------------------------------------------------------------------------------------------------------
                                                              Sub-Total:    3,100.00       12,385.00    371,550.00    374,650.00
--------------------------------------------------------------------------------------------------------------------------------
                                                 Indirect Costs (22.5%):      697.50        2,786.63     83,598.75     84,296.25
--------------------------------------------------------------------------------------------------------------------------------
                                                                  TOTAL:    3,797.50       15,171.63    455,148.75    458,946.25
--------------------------------------------------------------------------------------------------------------------------------



------------

(1)  PRN Medication charged to sponsor.

(2)  Annual Renewal Fee of $50.00 charged to sponsor.

(3)  Shipment costs paid for by sponsor.

(4) Charges for Day 1, Week 14, and Week 23. All clinical labs paid for by sponsor if not covered by insurance.

(5) If second procedure needed, additional related costs will be charged to sponsor.

(6)  If femoral catheter needed, all related costs will be charged to sponsor.




                                  Page 2 of 2